SCHEDULE OF PARTIES TO SEVERANCE AGREEMENT

Abe J. Gustin
Robert A. Martin
Stuart F. Waggoner
Robert T. Steinkamp
John A. Weber
Louis A. Kaucic
Larry A. Cates
Robert A. Hoffmeister
Mark A. Peterson
Richard K. Horn
William L. McClave
W. Matt Carpenter
Harry B. Stroup
Steve K. Lumpkin